UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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 FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2011
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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, the Compensation Committee of Silicon Graphics International Corp. ("SGI") approved amendments to the employment agreement, dated May 1, 2009, between Rackable Systems, Inc. (now SGI) and Tim Pebworth, its Vice President and Chief Accounting Officer. The amendments will bring the terms of Mr. Pebworth's employment agreement into substantial conformity with the terms of SGI’s standard form of employment agreement for executive officers (other than the Chief Executive Officer) and will provide for Mr. Pebworth to receive enhanced severance benefits under certain circumstances, as more fully described below.

Under the amendments to Mr. Pebworth's employment agreement (the “Amendment”), if Mr. Pebworth's employment is terminated by SGI without Cause, or by Mr. Pebworth for Good Reason, in either case within 12 months following a Change in Control (as each of those capitalized terms are defined in the Amendment, which terms were not previously defined in the original employment agreement), he will be entitled to receive severance benefits as follows:

(a)
The vesting of all unvested stock options and all unvested grants of restricted stock will accelerate in the amount equal to the number of shares that would vest over an additional twenty-four (24) month period from the termination date;

(b)	Severance pay in an amount equal to twelve (12) months of base salary from the termination date; and
(c)
If elected and eligible, payment of continued group health insurance coverage under federal COBRA or, if applicable, under state insurance laws, for a maximum period of twelve (12) months from the termination date.

If Mr. Pebworth’s employment is terminated by SGI without Cause, or by Mr. Pebworth for Good Reason, other than within 12 months following a Change in Control, he will be entitled to receive severance benefits as follows:

(a)	Severance pay in an amount equal to six (6) months of base salary from the termination date; and
(b)
If elected and eligible, payment of continued group health insurance coverage under federal COBRA or, if applicable, under state insurance laws, for a maximum period of six (6) months from the termination date.

The foregoing description is intended only as a summary of the material terms of the Amendment and is qualified in its entirety by reference to the full Amendment, a copy of which will be filed as an exhibit to SGI’s Annual Report on Form 10-K for the year ending June 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: June 17, 2011	By:	/s/ James D. Wheat
James D. Wheat
Chief Financial Officer